PAGE 21

EXHIBIT 10.1

                               META GROUP, INC./JMI

                      LONG TERM INCENTIVE COMPENSATION PLAN


         THIS PLAN is made this _____ day of ______, 1998, by META Group, Inc. (the "Company") for the benefit of Participants defined in this Plan.

                             W I T N E S S E T H:


         WHEREAS, the Company desires to implement a long term incentive compensation plan to provide incentive compensation to its key personnel;

         WHEREAS, the Plan is designed to motivate key personnel by rewarding performance based upon the profits and growth in value of the Company and to create a long term financial incentive to retain key personnel as well as a disincentive to join a competitor;

         WHEREAS, no party to this Plan intends to create an arrangement taxable as a partnership for federal income tax purposes between the Company and the Participants and, accordingly, the Participants awarded Units pursuant to the Plan recognize and agree that an exercise of Units under the Plan will result in ordinary compensation income subject to the employment tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that any payments by the Company for vested Units hereunder will be subject to all applicable federal, state and local withholding taxes; and

         WHEREAS, the Company proposes to implement the incentive compensation arrangements set forth above pursuant to the terms and conditions of this Plan;

         NOW, THEREFORE, based upon the foregoing, the Company establishes the following:

I.       DEFINITIONS:

         A.     JMI III:

                JMI III is the JMI Equity Side Fund, L.P., a Delaware limited partnership.

         B.     JMI Funds:

                JMI Funds are, collectively, JMI III and, if formed, JMI IV.

         C.     JMI IV:

                JMI IV is the next fund to be established subsequent to JMI III.

         D.     Participant:

                Participant or Participants are the initial Participants named in Schedule A attached hereto as well as any additional Participants permitted to participate in the Plan under Section II.C.

         E.     Participant Base Value:

                Participant Base Value shall mean the Participant Unit Value of the Participant's Units on the last day of the Plan Year prior to the Plan Year in which the Company grants such Units to the Participant, as determined under Section III.B.

         F.     Participant Unit Value:

                The Participant Unit Value, at any time and for any Plan Year, shall be equal to (i) all amounts received by the Company (in its capacity as a partner) from the JMI Funds pursuant to the terms of the documents governing the applicable JMI Fund, which number shall be reduced by (ii) the sum of (x) all amounts referred to in (i) which constitute return of capital previously contributed by the Company (in its capacity as a partner) to the JMI Funds, (y) an amount equal to the 6% Fixed Rate of Return and (z) all amounts paid hereunder to any Participant pursuant to Section V, which difference shall then be (iii) divided by a number equal to one thousand (1,000) less the number of Units with respect to which payment hereunder has been made pursuant to Section V; provided that notwithstanding any other provision hereof any amounts received by the Company (in its capacity as a partner) from either of the JMI Funds shall be counted first toward the 6% Fixed Rate of Return and then toward return of capital contributions. The Board of Directors' determination of the Participant Unit Value will be final, conclusive and will be binding on the Participants hereunder.

         G.     Plan:

                The Plan is the META Group, Inc./JMI Long Term Incentive Compensation Plan established herein.

         H.     Plan Year:

                The Plan Year is the period from January 1 through December 31, except that the initial plan year shall begin on the date of the commencement of JMI III (the "Commencement Date").

         I.     6% Fixed Rate of Return:

                6% Fixed Rate of Return shall mean an amount which would be equal, in the aggregate since the initial capital contribution by the Company in either of the JMI Funds, to a 6% annual return on all of the Company's paid-in and unreturned capital contributions to the JMI Funds. For this purpose, (A) the 6% return shall be cumulative but not compounded and (B) the base for the computation (i.e., previously paid-in and unreturned capital contributions) shall be adjusted to take into account the time capital contributions were made and the time of prior distributions constituting return of capital contributions.

         J.     Units:

                Units are rights granted to Participants hereunder. The total number of Units initially granted to the Participants named on Schedule A shall be two hundred seventy (270).

II.      THE PLAN:

         A.     Purpose:

                The purpose of the Plan is to provide an economic incentive to motivate, reward and retain key management personnel by granting Units to Participants.

         B.     Effective Date:

                The Plan shall have an effective date of the Commencement Date, and the first Plan Year shall commence on the Commencement Date, and shall end on December 31, 1998.

         C.     Participants:

                The initial Participants are set forth on Schedule A attached hereto, and their participation in the Plan shall begin effective on the Commencement Date. Additional Participants may be added to the Plan as determined by the Board of Directors of the Company.

         D.     Administration:

                The Plan shall be administered by the Board of Directors, or by a committee appointed by the Board of Directors. References to the Board of Directors in the Plan shall be deemed to include references to the committee so appointed by the Board of
                Directors. The Board of Directors shall have the exclusive authority in its sole discretion to select the key employees to be granted Units, to determine the number of Units to be granted to each key employee so selected and to determine the time or times such Units will be granted. The Board of Directors shall have the exclusive authority to interpret the Plan, to adopt and revise rules relating to the Plan and otherwise to make any determinations it deems necessary or advisable for the administration of the Plan. Any dispute or controversy arising under or in connection with the interpretation or construction of the Plan shall be resolved by the Board of Directors; provided, however, that Participants granted Units hereunder shall not be precluded from maintaining or continuing any actions to preserve or protect the benefits granted to Participants under the Plan. Any action or inaction by the Board of Directors with respect to the Plan shall be final, conclusive and binding on all parties with respect to all matters relating to the Plan.

III.     GRANTS OF UNITS:

         A.     Grants of Units:

                Units shall be granted to such key employees of the Company as the Board of Directors shall determine. The maximum number of Units to be granted under the Plan shall not exceed one thousand (1,000). Each grant of Units under the Plan to a Participant, the value of such Units as of the date of grant, as well as the terms and conditions of such grant shall be communicated by the Board of Directors in writing to the Participant within 30 days after the date of grant. If any Units granted under the Plan shall be forfeited or canceled, such Units may again be awarded under the Plan.

         B.     Valuation of Units on Grant Date:

                On the date of grant, the Participant Base Value of a Participant's Units shall be determined by multiplying the Participant Unit Value for the Plan Year immediately prior to the Plan Year that includes the grant date by the number of Units granted to such Participant; provided, however, that for the first Plan Year hereunder, the Participant Unit Value shall be the Participant Unit Value as of the Commencement Date.

         C.     Valuation of Units on Payment Date:

                Upon any payment date, the value of a Participant's Units shall be determined by multiplying the Participant Unit Value for the Plan Year immediately preceding the Plan Year in which such date occurs by the total number of Units then held by the Participant.

IV.      VESTING OF UNITS:

         At the time of grant, the Board of Directors shall determine, in its discretion, the vesting period for Units, and shall provide written notice of the vesting period to Participants; provided however, that Units shall always become vested upon the first to happen of any event listed immediately below:

         A.       the fifth anniversary of the date of grant;

         B. the Participant's becoming Disabled (as defined in the last sentence of this section);

         C.       the Participant's death; or

         D. the later to occur of the termination or winding-up of JMI III or, if formed, JMI IV pursuant to the respective terms of the applicable document governing such JMI Fund.

         Vesting rights shall accrue only for so long as a Participant is continuously employed by the Company, unless granted a leave of absence. For purposes of the Plan, a Participant will be considered Disabled, if, in the determination of the Board of Directors, such Participant is subject to a physical or mental condition which is expected by the Board of Directors to render the Participant unable to perform his or her usual duties for the Company for a continuous period of at least 180 days.

V.       PAYMENTS FOR VESTED UNITS:

         A.       Payments for Vested Units:

                  1. Except as provided in Section V.A.3 (relating to termination for cause) below, Participants shall receive payment for vested Units at the earlier of (a) at any time after such Units have become vested provided that the Participant has elected in writing to receive payment therefor and such Participant is employed by the Company on the date of such election or (b)upon the Participant's termination of employment under the circumstances described in Section V.A.2 below. Notwithstanding the foregoing, upon a Participant's death payment shall be made to the Participant's personal representative.

                  2. If a Participant voluntarily terminates his or her employment with the Company, or if such Participant's employment is terminated by the Company without cause, all of the unvested Units of such Participant shall be immediately forfeited and the Participant shall only be entitled to payments with respect to Units that are vested on the date of termination. In connection with any such termination and in accordance with Section V.B., the Participant shall receive an amount equal to the value of his or her vested Units (as provided in Section III), reduced by the Participant Base Value of such Units.

                  3. All Units (whether vested or unvested) of any Participant shall be immediately forfeited if the Participant is terminated by the Company for "cause." For purposes of the Plan, "cause" shall mean:

                      (a)  a  Participant's   conviction  of  any  criminal
                       violation involving dishonesty, fraud or breach of trust; (b) a Participant's willful engagement in any misconduct in the performance of his or her duties that materially injures the Company; (c) a Participant's performance of any act of dishonesty or moral turpitude which, in the reasonable judgment of the Board of Directors, has or would have a material adverse impact on the Company; (d) any act or omission by a Participant that causes a regulatory body with jurisdiction over the Company to demand, request or recommend that the Participant be suspended or removed from any position in which the Participant serves with the Company; or (e) a Participant's willful and substantial nonperformance of assigned duties.

                       The Board of Directors shall determine whether there is "cause" for involuntarily terminating a Participant and shall deliver a written notice of that decision to the Participant. This decision may or may not be consistent with the position taken by the Company for other employment purposes.

         B.       Terms of Payment:

                  1. Payments for vested Units shall be made to a Participant, or, in the case of death, to the Participant's personal representative. Payments shall commence within 90 days of the date of the events set forth in Sections V.A.2 and shall be made, at the election of the Participant, eithe
                       (i) in cash in two equal payments the first of which shall be made on a date specified by the Company within the 90-day period referred to in this sentence and the second of which shall be made on the first anniversary date of the first payment or (ii) in cash in equal annual installments over a period not to be less than two years and not to exceed 5 years (such period to be in whole years but to be otherwise designated by the Participant). If the Participant elects to require the Company to make installment payments over the 5 year (or shorter) period set forth in the previous sentence, the outstanding unpaid balance of the Participant's Units shall bear interest at the 90 day Treasury Bill rate, as adjusted as of the last day of the previous calendar quarter.
                       Any installment payments to a Participant shall reduce the base amount on which such interest is calculated.

                  2. Notwithstanding anything in this Plan to the contrary, the Company shall have the right to offset any payments to a Participant under the Plan against any liability which the Board of Directors determines to be owing by the Participant to the Company.

VI.      MISCELLANEOUS:

         A.       Severability and Entire Plan:

                  Should one or more provisions or part of a provision contained in this Plan be, for any reason, held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Plan. In addition, this Plan shall to the fullest extent lawful, be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible. This document constitutes the entire Plan. The Plan may only be modified, altered, or amended solely by the Board of Directors and only by a written instrument.

         B.       Plan Not a Contract of Employment:

                  Neither the creation of the Plan nor any amendment to it nor the allocation of benefits herewith gives legal or equitable right to any Participant against the Company or any affiliate, their officers or employees, except as provided in the Plan. Participation in the Plan does not give any Participant any right to continued employment with the Company or interfere with the Company's right to terminate a Participant's employment at any time or for any reason. Participation in the Plan shall not entitle any Participant to vote on any matter concerning the operations of the Company. Participation in the Plan shall not entitle any Participant to have his or her Units credited or increased or otherwise benefited by cash distributions or any other distributions made by the Company to its stockholders.

         C.       Governing Law:

                  The Plan will be construed under and governed by the laws of the State of Delaware, without reference to its conflict of laws provisions.

         D.       Successors and Assigns:

                  This Plan shall be binding upon and enforceable against the heirs, successors and assigns of each of the parties hereto.
         E.       Amendment or Termination of Plan:

                  The Board of Directors may alter or amend or terminate this Plan at any time without obtaining the approval of any Participant and in such event the Units will vest over time and be payable in accordance with this Plan as so amended. No Units may be granted after the date of termination of the Plan. No amendment to or termination of the Plan may adversely affect any Units granted to a Participant prior to the date of such amendment or termination without the consent of such adversely affected Participant.

         F.       Disputes:

                  All disputes concerning the operation and administration of the Plan shall be resolved by the Board of Directors.

         G.       Withholding Taxes:

                  Participants, by accepting grants of Units thereunder, agree that the Company may withhold from such Participants' wages or other remuneration, including amounts to be paid to

                  Participants under this Plan, all amounts of federal, state and local income and employment taxes required to be withheld in connection with the grant, exercise or vesting of Units hereunder. At the Company's discretion, the amounts required to be withheld by the Board of Directors may be withheld in cash from wages or other remuneration paid to such Participants, in kind from any other property paid or distributed to such Participants, or otherwise. Participants further agree that, if any such withholding is insufficient to satisfy the Company's withholding obligations, Participants will reimburse the Company on demand, in cash, for the amount underwithheld.

         H.       Unfunded Arrangement:

                  The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. No Participant or other person shall have any property interest in any specific assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing in this Plan shall constitute the creation of a partnership, trust or fiduciary relationship between the Company and the Participants or any other persons. The Company shall not be considered a partner or trustee by reason of the Plan.

         I.       Nontransferability:

                  Units granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to attachment, execution or similar process. Any attempted transfer of Units other than as provided herein shall be void.

         J.       Limitation on Liability:

                  The Board of Directors shall not be liable, responsible or accountable in damages or otherwise to a Participant for any action taken or omitted, provided, that the Board of Directors' action or failure to act was in good faith and within the scope of the authority conferred on the Board of Directors by this Plan, the charter and by-laws of the Company, or by any law.

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
                                SCHEDULE A


Participants                                       Units
------------                                       -----























Total Granted